Exhibit 99.1

Maxtor Corporation

2005 Performance Incentive Plan

Effective May 13, 2005

i

Maxtor Corporation
2005 Performance Incentive Plan

Article 1. Establishment, Purpose, and Duration

     1.1 Establishment. Maxtor Corporation, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2005 Performance Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

     This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

     This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees , Directors, and Third Party Service Providersof the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attractable individuals to become Employees or serve as Directors or Third Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

     1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

     Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” means (a) an entity that directly, or indirectly through one or more intermediary entities, controls the Company, (b) an entity that is controlled by the Company directly, or indirectly through one or more intermediary entities, or (c) except for the offer and sale pursuant to the Plan of securities registered on Form S-8 under the Securities Act of 1933, an entity that directly, or indirectly through one or more intermediary entities, is under common control with the Company. For this purpose, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and conditions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8	“Change in Control” means the occurrence of any of the following events:

(a)	Any Person becomes the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.8, the following acquisitions shall not constitute a Change in Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of more than fifty percent (50%) of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.8(c);

(b)	A change in the composition of the Board within any twelve-month period, as a result of which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of assets of the Company (the “Transferred Assets”) that have a total gross fair market value equal to more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such sale or disposition (each such event, a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or the Transferred Assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section 2.8) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If no committee of the Board has been appointed or is qualified to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

2.11	“Company” means Maxtor Corporation, a Delaware corporation, and any successor thereto as provided in Article 20.

2.12	“Covered Employee” means any Employee who is or may become a “covered employee,” as defined in Code Section 162(m), or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee no later than the earlier of (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Dividend Equivalent Right” mean the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share represented by an Award held by such Participant.

2.15	“Effective Date” has the meaning set forth in Section 1.1.

2.16	“Employee” means any person designated as an employee on the payroll records of the Company or an Affiliate. An Employee shall not include any individual during any period he or she is classified or treated by the Company and/or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or an Affiliate, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or an Affiliate during such period.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) or market system on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded on the New York Stock Exchange or the NASDAQ National Market System at the time a determination of the Fair Market Value of a Share is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the closing sale price of a Share on the applicable date (or on the most recent trading day if the Shares were not traded on the applicable date). In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV may be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. The “Fair Market Value” of property other than Shares shall be a value determined by the Committee, in its discretion.

2.19	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.20	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.21	“Grant Price” means the price established at the time of grant of an SAR and used to determine whether there is any payment due upon exercise of the SAR.

2.22	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee, that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.23	“Insider” means an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24	“Nonemployee Director” means a Director who is not an Employee.

2.25	“Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted pursuant to Article 13, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet such requirements.

2.27	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31	“Performance Award” means an Award of Performance Units or Performance Shares.

2.32	“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Article 9 which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable performance goal(s) measured as of the end of the applicable Performance Period.

2.33	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.

2.34	“Performance Measures” mean one or more measures of business or financial performance described in Article 12 which are approved by the Company’s stockholders pursuant to this Plan in order to qualify compensation payable under Awards based upon the attainment of performance goals established with respect to such Performance Measures as Performance-Based Compensation.

2.35	“Performance Period” means the period of time at the end of which the attainment of one or more performance goals is measured in order to determine the extent of the vesting of an Award or the amount of the payment to be made upon the settlement of an Award.

2.36	“Performance Share” means a bookkeeping unit granted to a Participant pursuant to an Award described in Article 9, representing the right to receive a value denominated in Shares and in an amount, determined at the time such unit becomes payable, which is a function of the extent to which one or more performance goals established with respect to the Award have been achieved.

2.37	“Performance Unit” means a bookkeeping unit granted to a Participant pursuant to an Award described in Article 9, representing the right to receive a value denominated in money and in an amount, determined at the time such unit becomes payable, which is a function of the extent to which one or more performance goals established with respect to the Award have been achieved.

2.38	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.39	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.40	“Plan” means the Maxtor Corporation 2005 Performance Incentive Plan.

2.41	“Plan Year” means the Company’s fiscal year, as adopted from time to time.

2.42	“Predecessor Plans” mean the Company’s Amended and Restated 1996 Stock Option Plan, 1998 Restricted Stock Plan and the options granted by Quantum Corporation and assumed by the Company in connection with its acquisition in 2001 of the Quantum Corporation hard drive business.

2.43	“Restricted Stock” means one or more Shares granted to a Participant pursuant to an Award described in Article 8.

2.44	“Restricted Stock Unit” means a bookkeeping unit granted to a Participant pursuant to an Award described in Article 8, representing the right to receive one Share or its equivalent in cash at a date following the date of grant.

2.45	“Service” means a Participant’s employment or service with the Company or an Affiliate as an Employee, a Nonemployee Director or a Third Party Service Provider, whichever such capacity the Participant held on the date of grant of the applicable Award or, if later, the date on which the Participant’s Service commenced. Except as otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render Service in such initial capacity. A Participant’s Service shall not be deemed to have terminated merely because of a change in the entity within the group consisting of the Company and its Affiliates described in clauses (a) and (b) of Section 2.1 for which the Participant renders Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service. However, except as otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render Service to an entity described in clauses (a) and (b) of Section 2.1 and commences rendering Service to an entity described in clause (c) of Section 2.1. A Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity to which the Participant renders Service ceasing to be within the group consisting of the Company and its Affiliates described in clauses (a) and (b) of Section 2.1. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

2.46	“Share” means a share of common stock of the Company.

2.47	“Stock Appreciation Right” or “SAR” means a bookkeeping unit granted to a Participant pursuant to an Award described in Article 7, representing the right to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of such Award over the Grant Price with respect to such Award.

2.48	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.49	“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation within the meaning of Code Section 422(b)(6).

2.50	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders Service to the Company or an Affiliate that (a) is not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

     3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

     3.2 Authority of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)	to determine eligibility for Awards, the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares, units or monetary value to be subject to each Award;

(b)	to determine the type of Award granted;

(c)	to determine the Fair Market Value of Shares or other property;

(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired pursuant thereto, including, without limitation, (i) the Grant Price, Option Price or purchase price of Shares pursuant to any Award, (ii) the method of payment for Shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and performance goals applicable to any Award and the extent to which such performance goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)	to determine whether an Award will be settled in Shares, cash, or in any combination thereof;

(f)	to approve one or more forms of Award Agreement;

(g)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired pursuant thereto;

(h)	to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)	without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time an SAR providing for settlement solely in Shares in place of any outstanding Option, provided that such SAR covers the same number of Shares and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.4) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)	to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(k)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

     3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

     3.4 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower Option Price or Grant Price, respectively, or (b) the amendment of outstanding Options or SARs to reduce the Option Price or Grant Price, respectively, thereof. This Section shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1	Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4, the maximum number of authorized but unissued or reacquired Shares available for issuance to Participants under this Plan on or after the Effective Date (the “Share Authorization”) shall be the sum of:

(i)	Twenty-two million (22,000,000) Shares,

(ii)	the number of Shares (not to exceed 5,800,000) which remained available for grant under the Predecessor Plans as of the Effective Date,

(iii)	the number of Shares (not to exceed 22,000,000) subject to that portion of any option or other award outstanding pursuant to the Predecessor Plans as of the Effective Date which, on or after such date, expires or is terminated or canceled for any reason without having been exercised or settled, and

(b)	Subject to the Share Authorization, the maximum number of Shares that may be issued pursuant to ISOs shall be 27,800,000 Shares.

(c)	Subject to adjustment as provided in Section 4.4 and subject to the Share Authorization:

(i)	the number of Shares subject to Nonemployee Director Awards granted pursuant to Article 13 during the term of the Plan shall not exceed 2,500,000 Shares; and

(ii)	no Nonemployee Director may be granted a Nonemployee Director Award covering more than 120,000 Shares in any Plan Year; provided, however, that (x) this annual limit on Nonemployee Director Awards shall be increased to 180,000 Shares for any Nonemployee Director serving as Chairman or Lead Director of the Board and (y) in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted a Nonemployee Director Award covering up to an additional 60,000 Shares (a “New Nonemployee Director Award”).

(d)	Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than over a three (3) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.

     4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued and are not forfeited. Any Shares subject to an Award which terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares, shall be available again for issuance under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares remaining available for issuance under this Plan.

     4.3 Annual Award Limits. To the extent the Committee determines that an Award to a Covered Employee shall be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall not exceed two million (2,000,000).

(b)	Stock Appreciation Rights: The maximum aggregate number of Shares subject to SARs granted in any one Plan Year to any one Participant shall not exceed two million (2,000,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares subject to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall not exceed one million (1,000,000).

(d)	Performance Awards: The maximum aggregate number of Shares, or equal Fair Market Value of such number of Shares determined as of the date of grant, subject to Awards of Performance Units or Performance Shares granted to any one Participant for each Plan Year contained in the Performance Period(s) applicable to such Award(s) shall not exceed one million (1,000,000).

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards granted to any one Participant for each Plan Year contained in the Performance Period(s) applicable to such Award(s) shall not exceed five million dollars ($5,000,000).

(f)	Other Stock-Based Awards. The maximum aggregate number of Shares subject to Other Stock-Based Awards granted in any one Plan Year to any one Participant shall not exceed one million (1,000,000).

     4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

     The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals, Performance Award Formulas and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

     Subject to the provisions of Article 18, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Code Sections 409A and 422 and any related guidance issued by the U.S. Treasury Department, where applicable.

Article 5. Eligibility and Participation

     5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

     5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Code Section 422).

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

     6.3 Option Price. The Option Price shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, that (a) the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the effective date of grant of the Option and (b) no ISO granted to a Ten Percent Owner shall have an Option Price less than one hundred ten percent (110%) of the FMV of the Shares on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an ISO or NQSO) may be granted with an Option Price lower than the minimum Option Price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Code Section 424(a).

     6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that (a) no Option shall be exercisable later than the tenth (10th) anniversary of the effective date of its grant and (b) no ISO granted to a Ten Percent Owner shall be exercisable later than the fifth (5th) anniversary of the effective date of its grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired directly or indirectly from the Company other than pursuant to an open market purchase); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall issue or cause to be issued the Shares acquired pursuant to such exercise and shall deliver such Shares to or for the benefit of the Participant by means of one or more of the following: (i) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (ii) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (iii) by delivering such Shares to the Participant in certificate form.

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Service. Each Award Agreement evidencing an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

     6.9 ISO Fair Market Value Limitation. To the extent that options designated as ISOs (granted under all stock option plans of the Company or any parent or subsidiary corporation, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having an aggregate Fair Market Value greater than $100,000 (or such other limit provided by Code Section 422), the portion of such options which exceeds such amount shall be treated as NQSOs. For purposes of this Section, options designated as ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If an Option is treated as an ISO in part and as an NQSO in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the ISO portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

Article 7. Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants in such number, upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

     7.2 Award Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the maximum duration of the SAR, the number of Shares to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

     7.3 Grant Price. The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the effective date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

     7.4 Term of SARs. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of the effective date of its grant.

     7.5 Exercise of Freestanding SARs. Freestanding SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

     7.6 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.7 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

     7.8 Settlement of SAR Amount. Upon the exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

     Payment of such amount upon the exercise of SARs shall be made solely by means of the issuance of Shares delivered to or for the benefit of the Participant by one or more of the means described in Section 6.6.

     7.9 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     7.10 Termination of Service. Each Award Agreement evidencing an SAR shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to this Article 7, and may reflect distinctions based on the reasons for termination.

Article 8. Restricted Stock and Restricted Stock Units

     8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, including the provisions of Article 21 with respect to Code Section 409A if applicable, Awards of Restricted Stock and/or Restricted Stock Units may be granted to Participants in such number, upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

     8.2 Award Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the purchase price, if any, the Period(s) of Restriction, if any, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

     8.3 Purchase Price. The purchase price, if any, for Shares issuable under each Restricted Stock Award shall be established by the Committee, in its discretion. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to or for the benefit of the Company or an Affiliate. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to or for the benefit of the Company or an Affiliate having a value not less than the par value of the Shares issued pursuant to a Restricted Stock or Restricted Stock Unit Award.

     8.4 Purchase Period; Payment of Purchase Price. If the Committee determines to grant a Participant the right to purchase Shares of Restricted Stock (a “Purchase Right”), such Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Purchase Right. Except as otherwise provided below, payment of the purchase price for the number of Shares purchased pursuant to a Purchase Right shall be made (a) in cash or its equivalent, (b) by such other consideration, including past services rendered to or for the benefit of the Company or an Affiliate, as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof. The Committee may at any time or from time to time grant Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

     8.5 Vesting Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions based upon continued Service, the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or other time-based restrictions. The period during which Shares subject to an Award of Restricted Stock or Restricted Stock Units remain subject to such conditions and/or restrictions shall be the “Period of Restriction” with respect to such Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as the Period of Restriction applicable to such Shares has lapsed.

     Except as otherwise provided in this Article 8 and subject to the satisfaction of any applicable tax withholding obligations, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after the Period of Restriction with respect to such Shares has lapsed.

     8.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date(s) determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) Share for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. If permitted by the Committee, and subject to the provisions of Article 21 with respect to Code Section 409A, the Participant may elect to defer receipt of all or any portion of the Shares issuable to the Participant pursuant to this Section, and such deferred issuance date(s) elected by the Participant shall be set forth in the Award Agreement. Shares issued in settlement of Restricted Stock Unit Awards shall be delivered to or for the benefit of the Participant by one or more of the means described in Section 6.6. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the Shares otherwise issuable to the Participant pursuant to this Section.

     8.7 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.5, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

     The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Maxtor Corporation 2005 Performance Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Maxtor Corporation.

     8.8 Voting Rights; Dividends and Distributions; Dividend Equivalent Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights and to receive dividends and other distributions paid with respect to those Shares during the Period of Restriction. However, in the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Period of Restriction as the Shares subject to such Award with respect to which such dividends or distributions were paid or adjustments were made. A Participant shall have no voting rights with respect to any Restricted Stock Unit Award until the date of issuance of Shares in settlement of such Award. The Committee may, in its discretion, grant Dividend Equivalent Rights with respect to one or more Restricted Stock Unit Awards, as provided in Section 14.

     8.9 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to Restricted Stock and Restricted Stock Unit Awards granted under this Article 8 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     8.10 Termination of Service. Each Award Agreement evidencing a Restricted Stock or Restricted Stock Unit Award shall set forth the extent to which the Participant shall have the right to retain Shares of Restricted Stock or Restricted Stock Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

     8.11 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Awards

     9.1 Grant of Performance Awards. Subject to the terms and provisions of this Plan, including the provisions of Article 21 with respect to Code Section 409A, if applicable, Performance Awards consisting of Performance Units and/or Performance Shares may be granted to Participants in such number, upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

     9.2 Award Agreement. Each Performance Award shall be evidenced by an Award Agreement that shall specify the number of Performance Units and/or Performance Shares subject to such Award and the additional terms and conditions of such Award as the Committee shall determine which are not inconsistent with the terms of this Plan.

     9.3 Initial Value of Performance Units or Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the monetary value and/or number of Shares that will be paid to the Participant in settlement of the Participant’s Performance Award.

     9.4 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more performance goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Code Section 162(m), with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the performance goal(s) on the basis of one or more Performance Measures described in Article 12 and the Performance Award Formula applicable to the

Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. Once established, the performance goals and Performance Award Formula applicable to a Performance Award intended to result in the payment of Performance-Based Compensation shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, performance goal(s) and Performance Award Formula.

     9.5 Determination of Final Value of Performance Awards. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Performance Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

     9.6 Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to any Performance Award not intended to result in Performance-Based Compensation to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under the Award Agreement evidencing a Performance Award intended to result in Performance-Based Compensation, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any performance goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

     9.7 Settlement of Performance Awards. Subject to the provisions of Article 21 with respect to Code Section 409A, as soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5 and 9.6 or on such other date(s) determined by the Committee, in its discretion, and set forth in the Award Agreement, payment shall be made to each eligible Participant of the final value of the Participant’s Performance Award. Payment of such amount shall be made in the form of cash, Shares, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, and subject to the provisions of Article 21 with respect to Code Section 409A, the Participant may elect to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement.

     If payment is to be made in Shares, the number of such Shares shall be determined by dividing the final value of the Performance Award by the value of a Share determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares issued in payment of any Performance Award may be fully vested and freely transferable shares or may be Shares subject to a Period of Restriction as provided in Section 8.5.

Shares issued in settlement of Performance Awards shall be delivered to or for the benefit of the Participant by one or more of the means described in Section 6.6.

     9.8 Voting Rights; Dividend Equivalent Rights. A Participant shall have no voting rights with respect to Shares represented by a Performance Award until the date of the issuance of such Shares, if any, in settlement of such Award. The Committee may, in its discretion, grant Dividend Equivalent Rights with respect to one or more Performance Share Awards, as provided in Section 14. Dividend Equivalent Rights shall not be granted with respect to Performance Units.

     9.9 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares issued in settlement of Performance Awards under this Article 9 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     9.10 Termination of Service. Each Award Agreement evidencing a Performance Award shall set forth the extent to which the Participant shall have the right to retain the Performance Award following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Awards issued pursuant to this Article 9, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

     10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

     10.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

     10.3 Award Agreement. Each Cash-Based Award and Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the monetary value or number of Shares subject to such Award and the additional terms and conditions of such Award as the Committee shall determine which are not inconsistent with the terms of this Plan.

     10.4 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals with respect to any such Award in its discretion. If the Committee exercises its discretion to establish performance goals, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance goals are met. The establishment of performance goals with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply the requirements applicable to Performance Awards set forth in Section 9.4.

     10.5 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply the requirements applicable to Performance Awards set forth in Sections 9.5 and 9.6. To the extent applicable, payment with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the provisions of Article 21 with respect to Code Section 409A. Shares issued in settlement of Cash-Based Awards and Other Stock-Based Awards shall be delivered to or for the benefit of the Participant by one or more of the means described in Section 6.6.

     10.6 Voting Rights; Dividend Equivalent Rights. A Participant shall have no voting rights with respect to Shares represented by a Cash-Based Award or Other Stock-Based Award until the date of the issuance of such Shares, if any, in settlement of such Award. The Committee may, in its discretion, grant Dividend Equivalent Rights with respect to one or more Other Stock-Based Awards, as provided in Section 14. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards.

     10.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares issued in settlement of Cash-Based Awards and Other Stock-Based Awards under this Article 10 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     10.8 Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards issued pursuant to this Article 10, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

     11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate one or more beneficiaries to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

     11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) held by Employees or Directors shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, that only the Participant to which the Award had been granted or a “family member” (as defined below in Section 11.3 below) of such Participant may be a transferee of such Award. Such a determination may be made at the time an Award is granted or at any time thereafter.

     11.3 Family Member. For purposes of Section 11.2, “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

Article 12. Performance Measures and Performance Goals

     12.1 Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 12, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended result in the payment of Performance-Based Compensation shall be based solely upon one or more of the following Performance Measures:

(a)	Revenue

(b)	Sales

(c)	Expenses

(d)	Net earnings or net income (before or after taxes);

(e)	Earnings per share;

(f)	Net sales or revenue growth;

(g)	Net operating profit;

(h)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(i)	Cash flow (including, but not limited to, operating cash flow, free cash flow,cash flow return on equity, and cash flow return on investment);

(j)	Earnings before or after any one or more of: stock-based compensation expense, taxes, interest, depreciation, and amortization;

(k)	Gross or operating margins;

(l)	Productivity ratios;

(m)	Share price (including, but not limited to, growth measures and total stockholder return);

(n)	Expense targets;

(o)	Margins;

(p)	Operating efficiency;

(q)	Market share;

(r)	Customer satisfaction;

(s)	Working capital targets;

(t)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(u)	Balance of cash, cash equivalents and marketable securities;

(v)	Employee satisfaction;

(w)	Employee retention;

(x)	Product development;

(y)	Completion of a joint venture or other corporate transaction; and

(z)	Completion of an identified special project.

     Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Any Performance Measure(s) may be used to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit of the Company or any Affiliate or any combination thereof, as the Committee may deem appropriate. For purposes of the Plan, Performance Measures shall be calculated prior to the accrual or payment during the same accounting period of any Award the payment of which is based on the attainment of a performance goal established with respect to such Performance Measure and subject to adjustment as provided in Section 12.2 below.

     12.2 Evaluation of Performance Measures. The Committee may provide in any such Award that the evaluation of one or more Performance Measures may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

     12.3 Performance Goals. Performance goals shall be established by the Committee on the basis of targets to be attained with respect to one or more Performance Measures. Such targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Award determined under by the level attained during the applicable Performance Period. Targets may be stated as absolute values or as values determined relative to an index, budget or other standard selected by the Committee, such as the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. A target with respect to the Performance Measure described in Section 12.1(m) above [Share price] may be compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

     12.4 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

     12.5 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Nonemployee Director Awards

     Nonemployee Directors may only be granted Nonemployee Director Awards under the Plan in accordance with this Article 13 and Section 4.1(c). From time to time, the Board or the Committee shall set the amount(s) and type(s) of Nonemployee Director Awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as the additional amount(s) and type(s) of Nonemployee Director Awards, if any, to be awarded, also on a periodic, nondiscriminatory basis, in consideration of one or more of the following: a Nonemployee Director’s service on one or more of the committees of the Board, a Nonemployee Director’s service as the chair of a committee of the Board, a Nonemployee Director’s service as Chairman or Lead Director of the Board, or the initial election or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Section 4.1(c) and the foregoing, the Board or the Committee shall grant such Nonemployee Director Awards and New Nonemployee Director Awards, as it shall from time to time determine.

Article 14. Dividend Equivalent Rights

     The Committee may, in its discretion, grant Dividend Equivalent Rights pursuant to the Award Agreement evidencing any Restricted Stock Unit Award, Performance Share Award or Other Stock–Based Award with respect to the payment of cash dividends on Shares during the period beginning on the date such Award is granted and ending, with respect to particular Shares subject to the Award, on the earlier of the date on which the Award is settled or the date on which it is terminated. A Participant granted Dividend Equivalent Rights shall be credited with whole bookkeeping units (each a “Dividend Equivalent Unit”) as of the date of payment of such cash dividends on Shares. Each Dividend Equivalent Unit shall have a value as of any date equal to the Fair Market Value of a Share on such date. The number of Dividend Equivalent Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares then represented by the Award (including Dividend Equivalent Units previously credited with respect to such Award) by (b) the Fair Market Value of a Share on such date. Such Dividend Equivalent Units shall be subject to the same terms, conditions and restrictions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Shares originally subject to the Award.

Article 15. Beneficiary Designation

     Subject to compliance with applicable local law and procedures, each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

     16.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s Service at any time or for any reason, nor confer upon any Participant any right to continue his Service for any specified period of time.

     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Affiliates.

     16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the owner of such Shares on the books and records of the Company or the Company’s transfer agent.

Article 17. Change in Control

     17.1 Effect of Change in Control on Options and SARs. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, the Committee may, in its sole discretion, provide for any one or more of the following:

(a)	Accelerated Vesting. The Committee may, in its sole discretion, provide in any Award Agreement evidencing an Option or SAR for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and Shares acquired upon the exercise of such Options and SARs upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)	Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or otherwise continue in full force and effect the Company’s rights and obligations under any or all outstanding Options and SARs or substitute for any or all outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror’s stock.

Any Options or SARs which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)	Cash-Out. The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee and agreed to by the Acquiror) subject to such canceled Option or SAR in (i) cash, (ii) in Shares or stock of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess (the “Spread”) of the Fair Market Value of the consideration to be paid per Share in the Change in Control over the Option Price under such Option or the Grant Price under such SAR. In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portion of their canceled Options and SARs as soon as practicable following the date of the Change in Control and in respect of the unvested portion of their canceled Options and SARs in accordance with the vesting schedule applicable to such Awards as in effect prior to the Change in Control.

     17.2 Effect of Change in Control on Restricted Stock and Restricted Stock Units. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, the Committee may, in its sole discretion, provide in any Award Agreement evidencing a Restricted Stock Award or Restricted Stock Unit Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the lapsing of the Period of Restriction applicable to the Shares subject to such Award (and, in the case of Restricted Stock Units, acceleration of the settlement of such Award) upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

     17.3 Effect of Change in Control on Performance Awards. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, the Committee may, in its sole discretion, provide in any Award Agreement evidencing a Performance Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the vesting and/or settlement of such Award upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

     17.4. Effect of Change in Control on Other Cash-Based Awards and Other Stock-Based Awards. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, the Committee may, in its sole discretion, provide in any Award Agreement evidencing an Other Cash-Based Award or Other Stock-Based Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the vesting and/or settlement of such Award upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

     17.5. Effect of Change in Control on Nonemployee Director Awards. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and shall be settled effective as of the date of the Change in Control.

Article 18. Amendment, Modification, Suspension, and Termination

     18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange rules. No amendment, suspension or termination of this Plan shall affect any then outstanding Award unless expressly provided by the Committee.

     18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

     18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

     18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19. Tax Withholding

     19.1 Tax Withholding in General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company shall have no obligation to deliver Shares or to make any payment in cash under this Plan unless and until the tax withholding obligations of the Company and its Affiliates have been satisfied by the Participant.

     19.2 Share Withholding. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value on the date the tax is to be determined equal to all or any part of the tax withholding obligations of the Company and its Affiliates. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. All Participant elections permitted by the Company pursuant to this Section shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Company, in its sole discretion, deems appropriate.

Article 20. Successors

     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. Compliance with Code Section 409A

     21.1 Awards Subject to Code Section 409A. The provisions of this Article 21 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A. Awards subject to Code Section 409A include, without limitation:

(a)	Any NQSO or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

(b)	Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.

     Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Plan Year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance.

     21.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Code Section 409A:

     (a) All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

     (b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

     (c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 21.3.

     21.3 Subsequent Elections. Any Award subject to Code Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

     (a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

     (b) Each subsequent Election related to a distribution in settlement of an Award not described in Section 21.4(b), 21.4 (c), or 21.4 (f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

     (c) No subsequent Election related to a distribution pursuant to Section 21.4 (d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

     21.4 Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Code Section 409A may commence earlier than:

     (a) Separation from service (as determined by the Secretary of the United States Treasury);

     (b) The date the Participant becomes Disabled (as defined below);

     (c) Death;

     (d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 21.2 and/or 21.3, as applicable;

     (e) To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

     (f) The occurrence of an Unforeseeable Emergency (as defined below).

     Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Code Section 409A(a)(2)(B)(i)) of the Company, no distribution pursuant to Section 21.4(a) in settlement of an Award subject to Code Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

     21.5 Unforeseeable Emergency. The Committee shall have the authority to provide in any Award subject to Code Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

     The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

     21.6 Disabled. The Committee shall have the authority to provide in any Award subject to Code Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

     (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

     (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

     All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

     21.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Code Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

     21.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Code Section 409A and/or the Secretary of the U.S. Treasury.

Article 22. General Provisions

22.1	Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for cause or otherwise, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

     22.2 Legends; Stop Transfer Instructions. Certificates for Shares may include any legend and the Company may issue any stop transfer instructions with respect to Shares which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

     22.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     22.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     22.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     22.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     22.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     22.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

     22.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Affiliates operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates shall be covered by this Plan;

(b)	Determine which Employees and/or Directors or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approval requirements.

     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

     22.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     22.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

     22.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     22.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

     22.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

     22.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

     22.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

     22.17 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

MAXTOR CORPORATION

NOTICE OF GRANT OF STOCK OPTION

                                              (the “Participant”) has been granted an option (the “Option”) to purchase certain Shares of Maxtor Corporation pursuant to the Maxtor Corporation 2005 Performance Incentive Plan (the “Plan”), as follows:

Date of Grant:

Number of Option Shares:

Option Price:	$ per share

Initial Vesting Date:	The date one (1) year after [vesting commencement date]

Option Expiration Date:	The date ten (10) years after the Date of Grant.

Tax Status of Option:	Nonqualified Stock Option.

Vested Shares: Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Percentage” determined as of such date as follows:

Vested
Percentage
Prior to Initial Vesting Date	0%

On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	25%

Plus:

For each additional full calendar quarter of the Participant’s continuous Service from Initial Vesting Date until the Vested Percentage equals 100% an additional	6.25%

     By their signatures below, the Company and the Participant agree that the Option is governed by this Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan, the Stock Option Agreement and the Plan Prospectus and represents that the Participant has read and is familiar with their provisions. The Participant hereby accepts the Option subject to all of the terms and conditions of this Notice, the Stock Option Agreement and the Plan.

MAXTOR CORPORATION		PARTICIPANT

By:

Signature

Its:

Date

Address:	500 McCarthy Boulevard

	Milpitas, CA 95035	Address

ATTACHMENTS:	2005 Performance Incentive Plan, as amended to the Date of Grant; Stock Option Agreement, Exercise Notice, and Plan Prospectus

MAXTOR CORPORATION
STOCK OPTION AGREEMENT

     Maxtor Corporation has granted to the individual (the “Participant”) named in the Notice of Grant of Stock Option (the “Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain Shares upon the terms and conditions set forth in the Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Maxtor Corporation 2005 Performance Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice, this Option Agreement, the Plan and a prospectus for the Plan in the form most recently registered with the Securities and Exchange Commission (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, the Plan or this Option Agreement.

     1. Definitions and Construction.

          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     2. Tax Status of Option.

          This Option is intended to be a Nonqualified Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

     3. Administration.

          All questions of interpretation concerning this Option Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

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     4. Exercise of the Option.

          4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of Shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more Shares than the Number of Option Shares, as adjusted pursuant to Section 9.

          4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Chief Financial Officer of the Company or other authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such Shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Option Price for the number of Shares being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Option Price.

          4.3 Payment of Option Price.

               (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Option Price for the number of Shares for which the Option is being exercised shall be made (i) in cash or by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole Shares owned by the Participant having a Fair Market Value not less than the aggregate Option Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) by any combination of the foregoing.

               (b) Limitations on Forms of Consideration.

                    (i) Tender of Shares. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the

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ownership, of Shares unless such shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                    (ii) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any such program or procedure, including with respect to the Participant, notwithstanding that such program or procedure may be available to others.

          4.4 Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company and/or its Affiliates, if any, which arise in connection with the Option. The Option is not exercisable unless the tax withholding obligations of the Company and/or its Affiliates are satisfied. Accordingly, the Company shall have no obligation to deliver Shares until the tax withholding obligations of the Company and/or its Affiliates have been satisfied by the Participant.

          4.5 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the Shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

          4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the

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registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          4.7 Fractional Shares. The Company shall not be required to issue fractional Shares upon the exercise of the Option.

     5. Nontransferability of the Option.

          During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

     6. Termination of the Option.

          The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

     7. Effect of Termination of Service.

          7.1 Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

               (a) Disability. If the Participant’s Service terminates because of the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code (“Disability”), the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve

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(12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

               (b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

               (c) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

          7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

          7.3 Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of Shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

     8. Change in Control.

          8.1 Effect of Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume or otherwise continue in full force and effect the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiror’s stock. In the event the Acquiror elects not to so assume or continue the Company’s rights and obligations under the Option or substitute for the Option in connection with the Change in Control, any unexercised portion of the Option shall become immediately exercisable and vested in full as of the time of consummation of the Change in Control, provided that the Participant’s Service has not terminated prior to such date. Any exercise of the Option that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control. The

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Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control.

          8.2 Federal Excise Tax Under Section 4999 of the Code.

               (a) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to this Agreement and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under this Agreement in order to avoid such characterization.

               (b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 8.2(a), upon the occurrence of any event that might reasonably be anticipated to give rise to the acceleration of vesting under Section 8.1 (an “Event”), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the “Accountants”). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section.

     9. Adjustments in Authorized Shares.

          In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Option, shall make appropriate adjustments in the number, Option Price and kind of Shares subject to the Option. Any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and in no event may the purchase price of the Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

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     10. Rights as a Stockholder, Director, Employee or Consultant.

          The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of the Company and/or its Affiliates or interfere in any way with any right of the Company and/or its Affiliates to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

     11. Legends.

          The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section 11.

     12. Miscellaneous Provisions.

          12.1 Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

          12.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          12.3 Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          12.4 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic

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delivery at the e-mail address, if any, provided for the Participant by the Company and/or its Affiliates, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice or at such other address as such party may designate in writing from time to time to the other party.

               (a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

               (b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and the delivery of the Exercise Notice, as described in Section 12.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Chief Financial Officer of the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.4(a).

          12.5 Integrated Agreement. The Notice, this Option Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Company and/or its Affiliates referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Company and/or its Affiliates with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company and/or its Affiliates with respect to such subject matter. To the extent contemplated herein, the provisions of the Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

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          12.6 Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

          12.7 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Participant:

Date:

NONQUALIFIED STOCK OPTION EXERCISE NOTICE

Maxtor Corporation
Attention: Chief Financial Officer
500 McCarthy Boulevard
Milpitas, CA 95035

Ladies and Gentlemen:

     1. Option. I was granted a nonqualified stock option (the “Option”) to purchase shares of the common stock (the “Shares”) of Maxtor Corporation (the “Company”) pursuant to the Company’s 2005 Performance Incentive Plan (the “Plan”), my Notice of Grant of Stock Option (the “Notice”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Date of Grant:

Number of Option Shares:

Option Price per Share:	$

     2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Notice and the Option Agreement:

Total Shares Purchased:

Total Option Price (Total Shares X Price per Share)	$

     3. Payments. I enclose payment in full of the total option price for the Shares in the following form(s), as authorized by my Option Agreement:

TM Cash:	$

TM Check:	$

TM Tender of Company Shares:	Contact Plan Administrator

TM Cashless Exercise (same-day sale):	Contact Plan Administrator

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     4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

TM Cash:	$

TM Check:	$

     5. Participant Information.

My address is:

My Social Security Number is:

     6. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Notice, the Option Agreement and the Plan, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

MAXTOR CORPORATION

By:

Title:

Dated:

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MAXTOR CORPORATION
NOTICE OF GRANT OF RESTRICTED STOCK

                          (the “Participant”) has been granted an award (the “Award”) pursuant to the Maxtor Corporation 2005 Performance Incentive Plan (the “Plan”) of certain Shares of Maxtor Corporation, as follows:

Date of Grant:

Total Number of Shares:

Vested Shares: Except as provided in the Restricted Stock Agreement and provided that the Participant’s Service has not terminated prior to the relevant date, the number of Vested Shares shall cumulatively increase on each respective date set forth below by the number of shares set forth opposite such date, as follows:

Cumulative
Vesting Date	No. Shares Vesting	No. Vested Shares

     By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Agreement attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan, the Restricted Stock Agreement and the Plan Prospectus and represents that the Participant has read and is familiar with their provisions. The Participant hereby accepts the Award subject to all of the terms and conditions of this Notice, the Restricted Stock Agreement and the Plan.

MAXTOR CORPORATION		PARTICIPANT

By:

Signature
Its:

Date
Address:	500 McCarthy Boulevard

	Milpitas, CA 95035	Address

ATTACHMENTS:	2005 Performance Incentive Plan, as amended to the Date of Grant; Restricted Stock Agreement; Joint Escrow Instructions; Assignment Separate from Certificate and Plan Prospectus

MAXTOR CORPORATION
RESTRICTED STOCK AGREEMENT

     Maxtor Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Notice”) to which this Restricted Stock Agreement (the “Agreement”) is attached an Award consisting of Shares subject to the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to the Maxtor Corporation 2005 Performance Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice, this Agreement, the Plan and a prospectus for the Plan in the form most recently registered with the Securities and Exchange Commission (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.

     1. Definitions and Construction.

          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     2. Administration.

          All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. The Award.

          3.1 Grant and Issuance of Shares. On the Date of Grant, the Participant shall acquire and the Company shall issue, subject to the provisions of this Agreement, a number of Shares equal to the Total Number of Shares set forth in the Notice. As a condition to the issuance of the Shares, the Participant shall execute and deliver to the Company along with the Notice (a) the Joint Escrow Instructions in the form attached to the Notice and (b) the Assignment Separate from Certificate duly endorsed (with date and number of Shares blank) in the form attached to the Notice.

          3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company and/or its Affiliates or for their benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered or for the benefit of the Company and/or its Affiliates having not less than the par value of the Shares issued pursuant to the Award.

          3.3 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit the Shares with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 6. Except as provided by the preceding sentence, a certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

          3.4 Issuance of Shares in Compliance with Law. The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     4. Period of Restriction/Vesting of Shares.

          4.1 Normal Vesting. The Shares shall vest and become Vested Shares as provided in the Notice; provided however, that Shares that would otherwise become Vested Shares on a date on which a sale of such Shares by the Participant would violate the Insider Trading Policy of the Company shall, not withstanding the vesting schedule set forth in the Notice, become Vested Shares on the next day on which such sale would not violate the Insider Trading Policy. For purposes of this Section, “Insider Trading Policy” means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the Board, officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of a disposition of any Shares. No additional Shares will become Vested Shares following the Participant’s termination of Service for any reason.

     5. Company Reacquisition Right.

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          In the event that (a) the Participant’s Service terminates for any reason or no reason, with or without cause, or (b) the Participant, the Participant’s legal representative, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to a Change in Control) any Shares which are not Vested Shares (“Unvested Shares”), the Company shall automatically reacquire the Unvested Shares and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

     6. Escrow.

          6.1 Establishment of Escrow. To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, the Participant agrees to deliver to and deposit with an escrow agent designated by the Company the certificate evidencing the Shares, together with an Assignment Separate from Certificate with respect to such certificate duly endorsed (with date and number of Shares blank) in the form attached to the Notice, to be held by the agent under the terms and conditions of the Joint Escrow Instructions in the form attached to the Notice (the “Escrow”). Upon the occurrence of a Change in Control or a change, as described in Section 8, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the Shares that remain, following such Change in Control or change described in Section 8, subject to the Company Reacquisition Right shall be immediately subject to the Escrow to the same extent as the Shares immediately before such event. The Company shall bear the expenses of the escrow.

          6.2 Delivery of Shares to Participant. Whenever the Participant or the Participant’s legal representative proposes to sell, exchange, transfer, pledge or otherwise dispose of (other than pursuant to a Change in Control) any Shares subject to the Escrow, the Participant shall so notify the Company. As soon as practicable thereafter, the Company shall determine, in its sole discretion, whether (a) such proposed disposition would not cause the Company to automatically reacquire such Shares pursuant to the Company Reacquisition Right and (b) the Participant has made adequate provision for the tax withholding obligations, if any, pursuant to Section 7. If both conditions (a) and (b) set forth in the preceding sentence are satisfied, the Company shall, as soon as practicable, so notify the Participant and give to the escrow agent a written notice directing the escrow agent to deliver such Shares to the Participant. As soon as practicable after receipt of such notice, the escrow agent shall deliver to the Participant the Shares specified in such notice, and the Escrow shall terminate with respect to such Shares.

     7. Tax Matters.

          7.1 Tax Withholding.

               (a) In General. At the time the Notice is executed, or at any time thereafter as requested by the Company and/or its Affiliates, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company and/or its Affiliates, if any, which arise in

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connection with the Award, including, without limitation, obligations arising upon (a) the transfer of Shares to the Participant, (b) the lapsing of any restriction with respect to any Shares, (c) the filing of an election to recognize tax liability, or (d) the transfer by the Participant of any Shares. The Company shall have no obligation to deliver the Shares or to release any Shares from the Escrow established pursuant to Section 6 until the tax withholding obligations of the Company and/or its Affiliates have been satisfied by the Participant.

               (b) Withholding in Shares. Subject to approval by the Company, in its discretion, the Participant may satisfy all or any portion of the Company’s and/or its Affiliates’ tax withholding obligations by requesting the Company to withhold a number of whole, Vested Shares otherwise deliverable to the Participant or by tendering to the Company a number of whole, Vested Shares or vested shares acquired otherwise than pursuant to the Award having, in any such case, a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Any adverse consequences to the Participant resulting from the procedure permitted under this Section, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

               7.2 Election Under Section 83(b) of the Code.

               (a) The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the Shares pursuant to the Company Reacquisition Right has lapsed. The Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Shares rather than when and as the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Shares. The Participant understands that failure to make a timely filing under Section 83(b) will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Shares at the time such restrictions lapse. The Participant further understands, however, that if Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited Shares over the amount realized (if any) upon their forfeiture. If the Participant has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Participant understands that he or she will be unable to recognize any loss on the forfeiture of the Shares even though the Participant incurred a tax liability by making an election under Section 83(b).

               (b) The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant.

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The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the acquisition of Shares hereunder. ANY ELECTION UNDER SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE PARTICIPANT ACQUIRES THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

               (c) The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

     8. Adjustments in Authorized Shares.

          In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Award, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Award. Any fractional share resulting from an adjustment pursuant to this Section 8 shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

     9. Rights as a Stockholder, Director, Employee or Consultant.

          The Participant shall have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8. Subject the provisions of this Agreement, the Participant shall exercise all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 6. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and/or its Affiliates and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company and/or its Affiliates or interfere in any way with any right of the Company and/or its Affiliates to terminate the Participant’s Service at any time.

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     10. Legends.

          The Company may at any time place legends referencing the Company Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

     11. Transfers in Violation of Agreement.

          No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to a Change in Control, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

     12. Miscellaneous Provisions.

          12.1 Amendment. The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant. No amendment or addition to this Agreement shall be effective unless in writing.

          12.2 Nontransferability of the Award. Rights to acquire Shares pursuant to this Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

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          12.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          12.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

          12.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company and/or its Affiliates, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice or at such other address as such party may designate in writing from time to time to the other party.

               (a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the parties may deliver electronically any notices called for in connection with the Escrow. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

               (b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and notices in connection with the Escrow, as described in Section 12.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Chief Financial Officer of the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

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          12.6 Integrated Agreement. The Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Company and/or its Affiliates referring to the Award shall constitute the entire understanding and agreement of the Participant and the Company and/or its Affiliates with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company and/or its Affiliates with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

          12.7 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

          12.8 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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MAXTOR CORPORATION
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

                          (the “Participant”) has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Maxtor Corporation 2005 Performance Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) Share of Maxtor Corporation, as follows:

Date of Grant:

Number of Restricted Stock Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by the Restricted Stock Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vested Units: Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the relevant date, the number of Vested Units shall cumulatively increase on each respective date set forth below by the number of units set forth opposite such date, as follows:

Cumulative
Vesting Date	No. Units Vesting	No. Vested Units

     By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Units Agreement attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan, the Restricted Stock Units Agreement and the Plan Prospectus and represents that the Participant has read and is familiar with their provisions. The Participant hereby accepts the Award subject to all of the terms and conditions of this Notice, the Restricted Stock Units Agreement and the Plan.

MAXTOR CORPORATION		PARTICIPANT

By:

Signature
Its:

Date
Address:	500 McCarthy Boulevard

	Milpitas, CA 95035	Address

ATTACHMENTS:	2005 Performance Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

MAXTOR CORPORATION
RESTRICTED STOCK UNITS AGREEMENT

     Maxtor Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to the Maxtor Corporation 2005 Performance Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice, this Agreement, the Plan and a prospectus for the Plan in the form most recently registered with the Securities and Exchange Commission (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.

     1. Definitions and Construction.

          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

               (a) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 3.3.

               (b) “Units” mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the award, as both shall be adjusted from time to time pursuant to Section 9.

          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     2. Administration.

          All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. The Award.

          3.1 Grant of Restricted Stock Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Notice, subject to adjustment as provided in Section 3.3 and Section 9. Each Unit represents a right to receive on a date determined in accordance with the Notice and this Agreement one (1) Share.

          3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company and/or its Affiliates or for their benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to or for the benefit of the Company and/or its Affiliates having a value not less than the par value of the Shares issued pursuant to the Award.

          3.3 Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Shares generally, the Participant shall be credited with a number of additional whole Dividend Equivalents Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per Share on such date and (ii) the total number of Restricted Stock Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per Share on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

     4. Period of Restriction/Vesting of Units.

          4.1 Normal Vesting. The Units shall vest and become Vested Units as provided in the Notice.

     5. Company Reacquisition Right.

          In the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

     6. Settlement of the Award.

          6.1 Issuance of Shares. Subject to the provisions of Section 6.3 below, the Company shall issue to the Participant, on the Settlement Date with respect to each Unit to be

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settled on such date, one (1) Share; provided however, that if such Settlement Date is a date on which a sale by the Participant of the Share to be issued in settlement of such Unit would violate the Insider Trading Policy of the Company, then the Settlement Date with respect to such Unit shall be the earlier of (a) the next day on which such sale would not violate the Insider Trading Policy or (b) the date that is two and one-half (2 1/2) months from the end of the calendar year in which such Unit became a Vested Unit. For purposes of this Section, “Insider Trading Policy” means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the Board, officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of a disposition of any Shares. Shares issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3.

          6.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the Shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

          6.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          6.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

     7. Tax Withholding.

          7.1 In General. At the time the Notice is executed, or at any time thereafter as requested by the Company and/or its Affiliates, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company and/or its Affiliates, if any, which arise in connection with the Award or the issuance of Shares in settlement thereof. The Company shall have no

3

obligation to deliver Shares until the tax withholding obligations of the Company have been satisfied by the Participant.

          7.2 Withholding in Shares. Subject to approval by the Company, in its discretion, the Participant may satisfy all or any portion of the Company’s and/or its Affiliates’ tax withholding obligations by requesting the Company to withhold a number of whole Shares otherwise deliverable to the Participant in settlement of the Award having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Any adverse consequences to the Participant resulting from the procedure permitted under this Section, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

     8. Effect of Change in Control on Award.

          In the event of a Change in Control, the Award shall be settled in accordance with Section 6 immediately prior to the consummation of the Change in Control.

     9. Adjustments in Authorized Shares.

          In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Award, shall make appropriate and proportionate adjustments in the number of Units subject to the Award and/or the number and kind of Shares to be issued in settlement of the Award. Any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

     10. Rights as a Stockholder, Director, Employee or Consultant.

          The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 3.3 and Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and/or its Affiliates and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company and/or its Affiliates or interfere

4

in any way with any right of the Company and/or its Affiliates to terminate the Participant’s Service at any time.

     11. Legends.

          The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in the possession of the Participant in order to carry out the provisions of this Section.

     12. Miscellaneous Provisions.

          12.1 Amendment. The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant, except to the extent such amendment is necessary to comply with applicable law, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.

          12.2 Nontransferability of the Award. Prior the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

          12.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          12.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

          12.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company and/or its Affiliates, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice or at such other address as such party may designate in writing from time to time to the other party.

5

               (a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

               (b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents as described in Section 12.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Chief Financial Officer of the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

          12.6 Integrated Agreement. The Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Company and/or its Affiliates referring to the Award shall constitute the entire understanding and agreement of the Participant and the Company and/or its Affiliates with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company and/or its Affiliates with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

          12.7 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

          12.8 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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